                                                                     EXHIBIT 5.1

                                                               ROBERT S. WALTERS
                                                                  (219) 423-8905
                                                              rsw@barrettlaw.com

February 15, 2001


Steel Dynamics, Inc.
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN  46804

RE:   STEEL DYNAMICS, INC.
      AMENDED AND RESTATED OFFICER AND MANAGER CASH AND STOCK BONUS PLAN

Gentlemen:

In connection with the filing by Steel Dynamics, Inc., an Indiana corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to a maximum of 450,000 shares of Common Stock, par value of $0.01 (the "Shares"), to be issued in connection with the Steel Dynamics, Inc. Amended and Restated Officer and Manager Cash and Stock Bonus Plan (the "Plan"), we have examined the Amended and Restated Articles of Incorporation of the Company, as currently in effect, the Amended and Restated Bylaws of the Company, as currently in effect, the Registration Statement on Form S-8, the records relating to the organization of the Company and such other documents as we have deemed necessary or appropriate to examine as a basis for the opinions hereinafter expressed, and copies of the Plan, as well as the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.

Based upon that examination, we are of the opinion that:

      1. The Company is incorporated and validly existing under the laws of the State of Indiana.

      2. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement on Form S-8 in respect of the Plan and to the use of our name therein.

Very truly yours,

BARRETT & McNAGNY



Robert S. Walters